                                                                  Exhibit 99.3


           FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2000
                                (IN THOUSANDS)


                                                                                      Pro Forma Adjustments
                                                                                 -------------------------------
                                                                                                     Sale of
                                                                                   Temple Mall      Properties
                                                                  Historical         Sale 4         to Radiant       Pro Forma
                                                                --------------   --------------   --------------   --------------
ASSETS
Investment in real estate
  Land                                                                47,292                           (40,407)           6,885
  Building and improvements                                          247,137                          (184,440)          62,697
                                                                   ---------        ---------        ---------        ---------
                                                                     294,429                          (224,847)          69,582
  Less - Accumulated depreciation                                    (66,445)                           59,178           (7,267)
                                                                   ---------        ---------        ---------        ---------

        Total investment in real estate                              227,984                          (165,669)          62,315   2

Investment in joint venture                                            1,671           (1,671)               -                -

Mortgage loans and notes receivable                                    2,698           (1,200)          (1,498)               -

Other assets
  Cash and cash equivalents - unrestricted                             9,305            3,600           82,300   1       95,205
                            - restricted                               4,882                            (2,746)           2,136   3
  Accounts receivable and prepayments, net of allowances               4,782                               (43)           4,739
  Investments                                                        209,461                                 -          209,461
  Inventory                                                            4,424                                 -            4,424
  Unamortized debt issue costs, net                                    1,815                            (1,390)             425
  Other                                                                  664                                 -              664
                                                                   ---------        ---------        ---------        ---------
        Total assets                                                 467,686              729          (89,046)         379,369
                                                                   =========        =========        =========        =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
  Mortgage loans                                                     159,092                          (117,120)          41,972
  Notes payable                                                      145,117                                 -          145,117
  Senior notes                                                        12,538                                 -           12,538
  Accounts payable and accrued liabilities                            12,639                                 -           12,639
  Deferred items                                                       2,675                            (2,260)             415
                                                                   ---------        ---------        ---------        ---------
        Total liabilities                                            332,061                -         (119,380)         212,681
                                                                   ---------        ---------        ---------        ---------

Shareholder's equity
  Preferred shares of beneficial interest                             23,171                                 -           23,171
  Shares of beneficial interest                                       42,258                                 -           42,258
  Additional paid in capital                                         218,595                                 -          218,595
  Undistributed loss from operations                                (148,399)             729           30,334         (117,336)
                                                                   ---------        ---------        ---------        ---------
        Total shareholder's equity                                   135,625              729           30,334          166,688
                                                                   ---------        ---------        ---------        ---------
        Total liabilities and shareholder's equity                   467,686              729          (89,046)         379,369
                                                                   =========        =========        =========        =========


1) Projected to receive approximately $84.6 million from the sale, after assumption of debt of $117 million (at June 30, 2000), expenses related to the sale and other adjustments. In addition, approximately $2.3 million of cash is expected to be transferred to Radiant for Richmond Garage construction.

2) The balance consists of fixed assets at Circle Tower of $2.225 million and at Park Plaza of $60.090 million.

3) The balance of this account consists of a severance escrow of $1.152 million and Park Plaza Escrow balances of $.984 million.

4) Temple Mall joint venture was sold in August 2000.